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                                                                Exhibit 10.95(b)


                              EMPLOYMENT AGREEMENT

                            ASSUMPTION AND AMENDMENT

        THIS ASSUMPTION AND AMENDMENT (this "Agreement") is made and entered into as of the 22nd day of March, 2001, by and between MICRON ELECTRONICS, INC., a Minnesota corporation ("MEI"), and KENNETH GAVRANOVIC ("Executive").

                                R E C I T A L S:

        A. The Executive has heretofore entered into an Employment Agreement dated as of December 2, 1999 (the "Employment Agreement"), with Interland, Inc., a Georgia corporation ("Interland").

        B. MEI, and/or its wholly owned subsidiary, HostPro, Inc., a Delaware corporation ("HostPro"), and Interland are entering into a business combination pursuant to which, inter alia, Interland's business is being acquired by MEI, HostPro or another subsidiary of MEI (the "Acquisition"). The entity which acquires Interland in the Acquisition, whether MEI, HostPro or another subsidiary of MEI, is referred to in this Agreement as the "Successor Corporation."

        C. As part of the Acquisition, and conditioned on the closing thereof, the parties desire to enter into this Agreement pursuant to which the Successor Corporation will assume the Employment Agreement. In addition, the parties desire to provide for certain amendments to the Employment Agreement as hereinafter set forth.

        D. Capitalized terms used in this Agreement but not defined herein shall have the meanings given such terms in the Employment Agreement.

                               A G R E E M E N T:

        NOW, THEREFORE, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. ASSUMPTION. This Agreement shall become effective, and shall be conditioned on, the closing of the Acquisition (the date of such closing and the effectiveness hereof shall be referred to herein as the "Effective Date"). On and after the Effective Date, (i) MEI shall assume, or shall cause such other Successor Corporation to assume, the Employment Agreement and (ii) MEI covenants and agrees to, or covenants and agrees to cause such other Successor Corporation to, perform and observe all of the covenants, conditions and obligations of Interland under the Employment Agreement in the same manner and to the same extent that Interland would be required to perform the Employment Agreement absent the Acquisition. From and after the Effective Date, references to the "Company" in the Employment Agreement shall be deemed, for all purposes, references to the Successor Corporation. The parties specifically acknowledge and agree that the foregoing assumption explicitly satisfies the provisions of
Section 15(a) of the Employment Agreement. In the event the Acquisition does not close for any reason, this Agreement shall be of no force and effect.


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        2.     AMENDMENT. The parties agree that the Employment Agreement shall be amended, as of the Effective Date, as follows:

               (a) BASE SALARY. Section 2 of the Employment Agreement is hereby amended to provide that the Executive's Base Salary shall be $300,000 per year, subject to withholding of all applicable taxes, and shall be payable in accordance with the Successor Corporation's regular payroll practices in effect from time to time for executive management of the Successor Corporation. The Executive's Base Salary shall be reviewed for adjustments at such time as the Board of Directors of the Successor Corporation conducts salary reviews for its executive management generally; provided, however, that the provisions of
Section 2(a) of the Employment Agreement requiring annual reviews and an annual increase in Executive's Base Salary of not less than 10% per year are hereby eliminated and deleted from the Employment Agreement.

               (b) TITLE. Section 1 of the Employment Agreement is hereby amended to provide that Executive shall be employed as Vice Chairman and Chief Technical Officer of the Successor Corporation, and Executive shall have such responsibilities, duties and authority as may from time to time be assigned to Executive by the Board of Directors of the Successor Corporation. The parties acknowledge and agree that this change in the title and responsibilities of Executive shall not be deemed a termination for Good Reason under the provisions of Section 12(h) of the Employment Agreement.

               (c) NOTICES. Notices to the Company under the Agreement should be sent to Micron Electronics, Inc., 900 East Karcher Road, Nampa, Idaho 83687,
Attention: Chief Executive Officer; with a copy to Steve Arnold, General Counsel, Micron Electronics, Inc., 900 East Karcher Road, Nampa, Idaho 83687.

        3. EFFECTIVENESS OF EMPLOYMENT AGREEMENT. The remainder of the Employment Agreement, as hereby amended, shall remain in full force and effect.

        4. ASSIGNMENT. MEI may assign this Agreement to the Successor Corporation in the Acquisition, without the consent of the Executive. This Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of MEI. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

        5. AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto.

        6. ENTIRE AGREEMENT. This Agreement, and the Employment Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and Executive's employment with the Successor Corporation as successor in interest to the Company.

        7. GOVERNING LAW. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to conflicts of laws principles.


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        8.     COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        9. SETOFF RIGHTS. Pursuant to Section 5.16(b) of the Agreement and Plan of Reorganization with respect to the Acquisition, Interland has agreed to issue a guarantee of the obligations of Executive to Bear Stearns Co., Inc. to repay a $3,400,000 loan, and (ii) simultaneously with such guarantee, Interland will enter into an agreement with Executive pursuant to which he will agree to promptly repay to Interland (and after the effective time, MEI) any amounts that Company or Parent may pay pursuant to such guarantee, which obligation will be secured by a lien in all the shares of Interland owned by Executive that is junior only to the lien of Bear Stearns, and Executive will agree that Interland (and after the effective time, MEI) will be entitled to offset any such amounts Executive may owe to Interland (and after the Effective Time, to MEI or Interland) against any amounts (whether salary, severance pay, or otherwise) payable at any time by Interland (and after the effective Time, by MEI or Interland) to Executive under this Agreement or the Employment Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first set forth above.

        MEI:                           MICRON ELECTRONICS, INC.


                                       By: Joel J. Kocher
                                           ------------------------------------
                                       Its: Chairman and Chief Executive Officer


        EXECUTIVE:                     /s/ Ken Gavranovic
                                       ----------------------------------------
                                       Kenneth Gavranovic

[SIGNATURE PAGE TO KENNETH GAVRANOVIC'S EMPLOYMENT AGREEMENT]



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